EXHIBIT 99

                                  PRESS RELEASE






February 28, 2002

For further information contact:    William K. Beauchesne
                                    Executive Vice President and Chief
                                    Financial Officer
                                    (703) 633-6120

For immediate release:


                         VIRGINIA COMMERCE BANCORP, INC.
                             AUTHORIZES STOCK SPLIT
                             ----------------------

Virginia Commerce Bancorp, Inc. Chairman, Doug Fisher, today announced a 5 for 4 stock split in the form of a 25% stock dividend for shareholders of record on March 15, 2002, payable April 12, 2002.

Virginia Commerce Bancorp, Inc., is a state chartered holding company with a wholly-owned subsidiary, Virginia Commerce Bank. The holding company's stock trades on the National Nasdaq Market under the symbol, "VCBI".

Virginia Commerce Bank is a full-service community bank, headquartered in Arlington, Virginia with over $500 million in assets. In addition to twelve retail branch locations in Northern Virginia, the Bank operates two residential mortgage lending offices.